Exhibit 99.1

FOR RELEASE:	March 31, 2011
Lisa F. Campbell, Executive Vice President
Chief Operating Officer and Chief Financial Officer
(910) 892-7080; lisac@newcenturybanknc.com www.newcenturybanknc.com

NEW CENTURY REPORTS

YEAR-END AND FOURTH QUARTER 2010 RESULTS

DUNN, NC . . . For the quarter ended December 31, 2010, New Century Bancorp (the “Company”) reported net income of $125,000 and basic and diluted earnings per share of $0.02. For the year ended as of the same date, New Century Bancorp reported a net loss of ($4.96) million and basic and diluted losses per share of ($0.72).

At December 31, 2010, the Company held total assets of $626.9 million, total deposits of $534.6 million and total loans of $470.5 million. At December 31, 2009, these figures stood at total assets of $630.4 million, total deposits of $540.3 million, and total loans of $481.2 million.

New Century Bancorp President and CEO William L. Hedgepeth II commented on the results, saying, “It is difficult to report these year-end results in light of the work we have done and the progress that has been made as we use a disciplined approach to managing the Company. Through June 30, 2010, we reported net income of $1.5 million and were on track for a successful 2010, prior to reporting an alleged fraud that resulted in an addition to our loan loss provision of $10.8 million.”

Highlights for 2010 include:

•	Without the addition to provision specifically to address the alleged fraud, it is estimated the Company would have reported a profitable year in 2010.

•	Net interest margin improved to 4.03%, compared to 3.49% for 2009, and 3.27% for 2008.

•	On May 24, we celebrated the 10th anniversary of the opening of New Century Bank (the “Bank”), a wholly-owned subsidiary of New Century Bancorp.

•

While noninterest expenses were higher for the year, much of the additional expense can be attributed to the conversion to a new core operating system, and other investments in the future of the Bank. The new core operating system allows us to meet the changing financial services needs of our customers and will help position the Bank for its next decade of growth and success.

•

New Century Bank gained market share in Dunn, our headquarters city, allowing us to maintain the position of #1 in deposit market share in Dunn – a position we have held for 8 straight years. In addition, we gained deposit market share in Harnett and Cumberland counties and the town of Lillington. (According to FDIC data as of June 30, 2010.)

•	Throughout 2010, we worked with an outside firm to assist the Company in identifying areas in which we can gain efficiencies and areas where we have revenue potential.

Hedgepeth said, “In 2011, we will help our customers as they work through a continuing difficult economy and as they begin to recover, hopefully enabling them to ‘power their plans’ for a great future—whatever it holds. For New Century, we will stay the course, following our disciplined approach—an approach that, without extraordinary events, had us on track toward our overall goals. We remain committed to employing every legal remedy available to us in recovering losses resulting from the alleged fraud that impacted the Company. On behalf of everyone at New Century, we look forward to a great year in 2011.”

New Century Bancorp, which through New Century Bank has offices in Dunn, Clinton, Fayetteville (2), Goldsboro, Lillington, Lumberton, Pembroke, and Raeford, as well as a loan production office in Greenville, NC, remains well-capitalized and deposits held by the bank are insured by the Federal Deposit Insurance Corporation (FDIC) for up to $250,000 per depositor.

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The information as of and for the quarter and year-ended December 31, 2010 as presented is unaudited. This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of our goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. The actual results might differ materially from those projected in the forward-looking statements for various reasons, including, but not limited to, our ability to manage growth, our limited operating history, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other savings and financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s SEC filings, including its periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from the Company.

New Century Bancorp, Inc.

Selected Financial Information and Other Data

($ in thousands, except per share data)

	At or for the three months ended					At or for the twelve months ended
	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009	December 31, 2008
Summary of Operations:
Total interest income	$8,327	$8,428	$8,524	$8,333	$8,433	$33,610	$33,030	$35,237
Total interest expense	2,361	2,439	2,434	2,446	2,821	9,680	13,122	17,372

Net interest income	5,966	5,989	6,090	5,887	5,612	23,930	19,908	17,865
Provision for loan losses	1,267	12,457	639	1,270	995	15,634	5,472	4,283

Net interest income after provision	4,699	(6,468)	5,451	4,617	4,617	8,296	14,436	13,582
Noninterest income	686	648	670	667	766	2,678	3,098	3,124
Goodwill Impairment	—	—	—	—	8,674	—	8,674	—
Noninterest expense	5,357	4,746	4,497	4,606	4,796	19,213	17,375	17,138

Income (loss) before income taxes	28	(10,566)	1,624	678	(8,087)	(8,239)	(8,515)	(432)
Provision for income taxes (benefit)	(97)	(3,955)	549	221	141	(3,284)	(73)	(239)

Net income (loss)	$125	$(6,611)	$1,075	$457	$(8,228)	$(4,955)	$(8,442)	$(193)

Share and Per Share Data:
Earnings (loss) per share - basic	$0.02	$(0.96)	$0.16	$0.07	$(1.20)	$(0.72)	$(1.24)	$(0.03)
Earnings (loss) per share - diluted	0.02	(0.96)	0.16	0.07	(1.20)	(0.72)	(1.24)	(0.03)
Book value per share	7.19	7.22	8.19	8.03	7.96	7.19	7.96	9.17
Tangible book value per share	7.09	7.11	8.08	7.91	7.83	7.09	7.83	7.76
Ending shares outstanding	6,913,636	6,913,636	6,891,784	6,837,952	6,837,952	6,913,636	6,837,952	6,831,149
Weighted average shares outstanding:
Basic	6,913,636	6,908,466	6,846,437	6,837,952	6,837,863	6,875,845	6,834,595	6,809,437
Diluted	6,913,636	6,908,466	6,862,095	6,845,714	6,837,863	6,875,845	6,834,595	6,809,437

Selected Performance Ratios:
Return on average assets	0.08%	-3.97%	0.66%	0.30%	-5.09%	-0.77%	-1.34%	-0.03%
Return on average equity	0.97%	-46.47%	7.69%	3.34%	-51.24%	-9.05%	-13.28%	-0.31%
Net interest margin (4)	3.99%	3.85%	4.00%	4.08%	3.74%	4.03%	3.49%	3.27%
Efficiency ratio (1)	80.53%	71.51%	66.52%	70.28%	75.20%	72.71%	75.52%	81.00%

Period End Balance Sheet Data:
Loans, net of unearned income	$470,484	$467,876	$490,883	$496,448	$481,176	$470,484	$481,176	$460,626
Total Earning Assets	580,169	594,425	619,867	602,436	588,536	580,169	588,536	560,534
Goodwill and other intangible assets	699	737	776	814	853	699	853	9,680
Total Assets	626,896	643,185	663,001	642,883	630,635	626,897	630,419	605,767
Deposits	534,599	548,866	566,031	542,348	540,262	534,599	540,262	505,119
Short term debt	23,666	20,138	20,138	21,744	20,564	23,666	20,564	23,175
Long term debt	16,372	18,372	18,372	18,372	12,372	16,372	12,372	12,372
Shareholders’ equity	49,692	49,906	56,442	54,934	54,409	49,692	54,409	62,659

Selected Average Balances:
Gross Loans	$475,149	$486,453	$493,396	$483,665	$476,845	$484,647	$471,059	$451,558
Total Earning Assets	593,296	617,217	610,290	585,277	595,250	599,152	578,372	554,798
Goodwill and other intangible assets	717	756	794	832	9,451	775	9,578	9,756
Total Assets	641,571	660,032	651,861	625,307	641,254	644,904	630,521	599,913
Deposits	549,610	560,942	553,067	531,115	538,643	548,768	527,844	504,188
Short term debt	21,760	20,736	20,736	21,802	23,498	23,146	23,891	18,615
Long term debt	16,372	18,372	18,372	13,972	12,372	16,372	12,372	12,372
Shareholders’ equity	50,974	56,441	56,093	55,533	63,710	54,750	63,584	62,107

Asset Quality Ratios:
Nonperforming loans	$12,250	$9,678	$13,885	$18,956	$16,048	$12,250	$16,048	$8,630
Other real estate owned	3,655	3,812	3,215	2,680	2,530	3,655	2,530	2,799
Allowance for loan losses	10,015	8,081	10,006	11,232	10,359	10,015	10,359	8,860
Nonperforming loans (2) to period-end loans	2.60%	2.07%	2.83%	3.82%	3.34%	2.60%	3.34%	1.87%
Allowance for loan losses to period-end loans	2.13%	1.73%	2.04%	2.26%	2.15%	2.13%	2.15%	1.92%
Delinquency Ratio (3)	0.45%	1.23%	0.75%	0.45%	0.41%	0.45%	0.41%	0.32%
Net loan charge-offs to average loans	-0.56%	13.57%	1.39%	0.05%	0.79%	3.30%	0.84%	0.82%

(1)	Efficiency ratio is calculated as non-interest expenses divided by the sum of net interest income and non-interest income.
(2)	Nonperforming loans consist of non-accrual loans and restructured loans.
(3)	Delinquency Ratio includes 30-89 days past due and excludes non-accrual loans.
(4)	Delinquency Ratio includes 30-89 days past due and excludes non-accrual loans. Fully taxable equivalent basis